Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Third Quarter 2024 Financial Results

CANTON, Mass., (November 12, 2024) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Results Summary:

•
Net revenue of $115.2 million for the third quarter of 2024, an increase of $6.6 million compared to net revenue of $108.5 million for the third quarter of 2023. Net revenue for the third quarter of 2024 consists of:
o
Net revenue from Advanced Wound Care products of $108.0 million, an increase of 7% from the third quarter of 2023.
o
Net revenue from Surgical & Sports Medicine products of $7.2 million, an increase of 1% from the third quarter of 2023.
•
Net income of $12.3 million for the third quarter of 2024, compared to net income of $3.2 million for the third quarter of 2023, an increase in net income of $9.1 million.
•
Adjusted net income of $12.9 million for the third quarter of 2024, compared to adjusted net income of $5.3 million for the third quarter of 2023, an increase in adjusted net income of $7.6 million.
•
Adjusted EBITDA of $13.4 million for the third quarter of 2024, compared to Adjusted EBITDA of $16.0 million for the third quarter of 2023, a decrease of $2.6 million.

“Our third quarter results underscore the strength of our portfolio and brand equity as customers select Organogenesis as their trusted partner while they navigate this complex market,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. “We continue to work with policy and lawmakers to craft a solution that addresses spending while ensuring access to safe and effective therapies for all patients, particularly those who are most vulnerable. We believe a resolution is on the horizon.”

Third Quarter 2024 Financial Results:

	Three Months Ended September 30,		Change
	2024	2023	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$107,953	$101,357	$6,596	7%
Surgical & Sports Medicine	7,224	7,174	50	1%
Net revenue	$115,177	$108,531	$6,646	6%

Net revenue for the third quarter of 2024 was $115.2 million, compared to $108.5 million for the third quarter of 2023, an increase of $6.6 million, or 6%. The increase in net revenue was driven by an increase of $6.6 million, or 7%, in net revenue for Advanced Wound Care products, and an increase of $0.1 million, or 1%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the third quarter of 2024 was $88.4 million, or 77% of net revenue, compared to $82.7 million, or 76% of net revenue for the third quarter of 2023, an increase of $5.6 million, or 7%.

Operating expenses for the third quarter of 2024 were $82.1 million compared to $74.7 million for the third quarter of 2023, an increase of $7.4 million, or 10%. R&D expense was $10.3 million for the third quarter of 2024, compared to $10.5 million for the third quarter of 2023, a decrease of $0.2 million, or 2%. Selling, general and administrative expenses were $71.8 million for the third quarter of 2024, compared to $64.2 million for the third quarter of 2023, an increase of $7.6 million, or 12%.

Operating income for the third quarter of 2024 was $6.2 million, compared to $8.1 million for the third quarter of 2023, a decrease of $1.8 million, or 22%.

Total other expense, net, for the third quarter of 2024 was $0.4 million, relatively consistent with $0.4 million for the third quarter of 2023.

Net income for the third quarter of 2024 was $12.3 million, or $0.09 per share, compared to $3.2 million, or $0.02 per share, for the third quarter of 2023, an increase of $9.1 million, or $0.07 per share.

Adjusted EBITDA was $13.4 million for the third quarter of 2024, compared to $16.0 million for the third quarter of 2023, a decrease of $2.6 million, or 16%.

Adjusted net income was $12.9 million for the third quarter of 2024, compared to $5.3 million for the third quarter of 2023, an increase of $7.6 million, or 143%.

Non-GAAP operating income was $7.1 million for the third quarter of 2024, compared to $11.0 million for the third quarter of 2023, a decrease of $3.9 million, or 35%.

As of September 30, 2024, the Company had $94.9 million in cash, cash equivalents and restricted cash and $62.1 million in net debt obligations, compared to $104.3 million in cash, cash equivalents and restricted cash and $66.2 million in net debt obligations as of December 31, 2023.

Nine Months ended September 30, 2024, Financial Results:

	Nine Months Ended September 30,		Change
	2024	2023	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$335,054	$312,349	$22,705	7%
Surgical & Sports Medicine	20,333	21,140	(807)	(4%)
Net revenue	$355,387	$333,489	$21,898	7%

Net revenue for the nine months ended September 30, 2024 was $355.4 million, compared to $333.5 million for the nine months ended September 30, 2023, an increase of $21.9 million, or 7%. The increase in net revenue was driven by an increase of $22.7 million, or 7%, in net revenue for Advanced Wound Care products partially offset by a decrease of $0.8 million, or 4%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the nine months ended September 30, 2024 was $270.7 million, or 76% of net revenue, compared to $254.8 million, or 76% of net revenue for nine months ended September 30, 2023, an increase of $15.9 million, or 6%.

Operating expenses for the nine months ended September 30, 2024 were $282.2 million compared to $241.0 million for the nine months ended September 30, 2023, an increase of $41.2 million or 17%. R&D expense was $38.7 million for the nine months ended September 30, 2024, compared to $32.6 million for the nine months ended September 30, 2023, an increase of $6.1 million, or 19%. Selling, general and administrative expenses were $220.7 million for the nine months ended September 30, 2024, compared to $208.4 million for the nine months ended September 30, 2023, an increase of $12.3 million, or 6%. For the nine months ended September 30, 2024, the Company recorded impairment and write down expenses of $18.8 million and $4.0 million, respectively.

Operating loss for the nine months ended September 30, 2024 was $11.5 million, compared to operating income of $13.8 million for the nine months ended September 30, 2023, a decrease in operating income of $25.3 million, or 183%.

Total other expense, net, for the nine months ended September 30, 2024 was $1.6 million, consistent with $1.6 million for the nine months ended September 30, 2023.

Net loss for the nine months ended September 30, 2024 was $6.8 million, or $(0.05) per share, compared to net income of $5.5 million or $0.04 per share, for the nine months ended September 30, 2023, a decrease in net income of $12.3 million, or $(0.09) per share.

Adjusted EBITDA was $31.6 million for the nine months ended September 30, 2024, compared to $35.1 million for the nine months ended September 30, 2023, a decrease of $3.5 million, or 10%.

Adjusted net income was $11.7 million for the nine months ended September 30, 2024, compared to $10.7 million for the nine months ended September 30, 2023, an increase in adjusted net income of $1.0 million, or 9%.

Non-GAAP operating income was $13.9 million for the nine months ended September 30, 2024, compared to $21.0 million for the nine months ended September 30, 2023, a decrease of $7.1 million, or 34%.

As of September 30, 2024, the Company had $94.9 million in cash, cash equivalents and restricted cash and $62.1 million in net debt obligations, compared to $104.3 million in cash, cash equivalents and restricted cash and $66.2 million in net debt obligations as of December 31, 2023.

Fiscal Year 2024 Guidance:

For the year ending December 31, 2024 the Company is updating its prior revenue guidance and updating its profitability guidance and expects:

•
Net revenue between $455.0 million and $480.0 million, representing an increase of approximately 5% to 11% year-over-year, as compared to net revenue of $433.1 million for the year ended December 31, 2023.
o
The 2024 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products between $429.0 million and $452.0 million, an increase of 6% to 11% year-over-year as compared to net revenue of $405.5 million for the year ended December 31, 2023.
▪
Net revenue from Surgical & Sports Medicine products between $26.0 million and $28.0 million, a decrease of 7% to 0% year-over-year as compared to net revenue of $27.6 million for the year ended December 31, 2023.
•
Net loss between $12.3 million and $0.6 million and adjusted net income between $6.7 million and $18.4 million.
•
EBITDA between $(1.3) million and $14.4 million and Adjusted EBITDA between $31.7 million and $47.4 million.

Third Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on November 12th to discuss the results of the quarter, and provide a corporate update with a question and answer session. To access the live webcast or to register to obtain a unique pin number and telephone dial-in to access the live teleconference, visit the ‘Investors’ section of the Company’s website (investors.organogenesis.com). The webcast will be archived on the Company’s website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$94,340	$103,840
Restricted cash	586	498
Accounts receivable, net	101,272	81,999
Inventories, net	27,036	28,253
Prepaid expenses and other current assets	15,275	10,454
Total current assets	238,509	225,044
Property and equipment, net	89,868	116,228
Intangible assets, net	13,302	15,871
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	34,943	40,118
Deferred tax asset, net	35,889	28,002
Other assets	5,013	5,990
Total assets	$446,296	$460,025
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of term loan	$5,964	$5,486
Current portion of finance lease obligations	1,147	1,081
Current portion of operating lease obligations - related party	6,172	8,413
Current portion of operating lease obligations	3,926	4,731
Accounts payable	23,971	30,724
Accrued expenses and other current liabilities	36,101	30,074
Total current liabilities	77,281	80,509
Term loan, net of current portion	56,153	60,745
Finance lease obligations, net of current portion	1,019	1,888
Operating lease obligations, net of current portion - related party	9,217	11,954
Operating lease obligations, net of current portion	22,785	25,053
Other liabilities	1,294	1,213
Total liabilities	167,749	181,362
Commitments and contingencies (Note 15)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 133,305,050 and 132,044,944 shares issued; 132,576,502 and 131,316,396 shares outstanding at September 30, 2024 and December 31, 2023, respectively	13	13
Additional paid-in capital	326,317	319,621
Accumulated deficit	(47,783)	(40,971)
Total stockholders’ equity	278,547	278,663
Total liabilities and stockholders’ equity	$446,296	$460,025

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$115,177	$108,531	$355,387	$333,489
Cost of goods sold	26,796	25,789	84,690	78,712
Gross profit	88,381	82,742	270,697	254,777
Operating expenses:
Selling, general and administrative	71,795	64,222	220,657	208,373
Research and development	10,344	10,470	38,741	32,610
Impairment of property and construction	—	—	18,842	—
Write down of capitalized internal-use software costs	—	—	3,959	—
Total operating expenses	82,139	74,692	282,199	240,983
Income (loss) from operations	6,242	8,050	(11,502)	13,794
Other expense, net:
Interest expense, net	(471)	(444)	(1,605)	(1,688)
Other income, net	52	31	47	82
Total other expense, net	(419)	(413)	(1,558)	(1,606)
Net income (loss) before income taxes	5,823	7,637	(13,060)	12,188
Income tax benefit (expense)	6,508	(4,470)	6,248	(6,675)
Net income (loss) and comprehensive income (loss)	$12,331	$3,167	$(6,812)	$5,513

Net income (loss) per share:
Basic	$0.09	$0.02	$(0.05)	$0.04
Diluted	$0.09	$0.02	$(0.05)	$0.04
Weighted-average common shares outstanding
Basic	132,575,301	131,312,483	132,342,203	131,230,882
Diluted	133,926,755	133,417,721	132,342,203	132,790,296

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(6,812)	$5,513
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,008	7,466
Amortization of intangible assets	2,569	3,688
Reduction in the carrying value of right-of-use assets	6,377	5,964
Non-cash interest expense	313	321
Deferred interest expense	274	367
Provision recorded for credit losses	3,723	1,320
Deferred tax benefit	(7,887)	—
Loss on disposal of property and equipment	444	104
Adjustment for excess and obsolete inventories	5,884	4,351
Stock-based compensation	7,687	6,630
Impairment of property and construction (Note 6)	18,842	—
Write down of capitalized internal-use software costs (Note 6)	3,959	—
Changes in operating assets and liabilities:
Accounts receivable	(22,996)	(1,761)
Inventories	(5,749)	(7,473)
Prepaid expenses and other current assets and other assets	(4,052)	(4,491)
Operating leases	(9,253)	(6,282)
Accounts payable	(6,022)	(3,661)
Accrued expenses and other current liabilities	5,882	8,179
Other liabilities	80	68
Net cash provided by operating activities	3,271	20,303
Cash flows from investing activities:
Purchases of property and equipment	(6,671)	(21,040)
Net cash used in investing activities	(6,671)	(21,040)
Cash flows from financing activities:
Payments of term loan under the 2021 Credit Agreement	(4,219)	(3,281)
Principal repayments of finance lease obligations	(804)	(114)
Payments of withholding taxes in connection with RSUs vesting	(1,173)	(333)
Proceeds from the exercise of stock options	184	—
Net cash used in financing activities	(6,012)	(3,728)
Change in cash, cash equivalents and restricted cash	(9,412)	(4,465)
Cash, cash equivalents, and restricted cash, beginning of period	104,338	103,290
Cash, cash equivalents, and restricted cash, end of period	$94,926	$98,825
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,105	$3,896
Cash paid for income taxes	$5,493	$3,021
Supplemental disclosure of non-cash investing and financing activities:
Cumulative effect adjustment for adoption of ASU No. 2016-13	$—	$615
Change in purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$(222)	$4,146
Right-of-use assets obtained through operating lease obligations	$1,201	$5,138

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA, Adjusted net income, and non-GAAP operating income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA, Adjusted net income, and non-GAAP operating income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA, Adjusted net income, and non-GAAP operating income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net income (loss) excluding: (i) interest expense, net, (ii) income tax benefit (expense), (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, (vi) restructuring charges, (vii) legal fees related to the issued and subsequently withdrawn local coverage determinations (LCDs), (viii) compensation expenses related to retention for sales employees impacted by the issued and subsequently withdrawn LCDs, (ix) impairment of a purchased building and improvements and (x) write-down of capitalized software costs.

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited, in thousands)
Net income (loss)	$12,331	$3,167	$(6,812)	$5,513
Interest expense, net	471	444	1,605	1,688
Income tax benefit (expense)	(6,508)	4,470	(6,248)	6,675
Depreciation and amortization	3,570	2,544	10,008	7,466
Amortization of intangible assets	834	1,229	2,569	3,688
EBITDA	10,698	11,854	1,122	25,030
Stock-based compensation expense	2,712	2,417	7,687	6,630
Restructuring charge (1)	—	95	—	1,878
Legal fees (2)	—	1,182	—	1,182
Sales retention (3)	—	422	—	422
Impairment of building and improvements (4)	—	—	18,842	—
Write-down of capitalized software costs (5)	—	—	3,959	—
Adjusted EBITDA	$13,410	$15,970	$31,610	$35,142
(1)
Amount reflects employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amount represents the legal fees incurred related to the issued and subsequently withdrawn LCDs.
(3)
Amount represents the compensation expenses related to retention for those sales employees impacted by the issued and subsequently withdrawn LCDs.
(4)
Amount reflects the impairment of a purchased building and associated unfinished construction work.
(5)
Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) is defined as GAAP net income (loss) plus (i) amortization of intangible assets, (ii)

restructuring charges, (iii) legal fees related to the issued and subsequently withdrawn LCDs, (iv) compensation expenses related to retention for sales employees impacted by the issued and subsequently withdrawn LCDs, (v) impairment of a purchased building and improvements and (vi) write-down of capitalized software costs less the estimated tax on the above.

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP Adjusted net income, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited, in thousands)
Net income (loss)	$12,331	$3,167	$(6,812)	$5,513
Amortization of intangible assets	834	1,229	2,569	3,688
Restructuring charge (1)	—	95	—	1,878
Legal fees (2)	—	1,182	—	1,182
Sales retention (3)	—	422	—	422
Impairment of building and improvements (4)	—	—	18,842	—
Write-down of capitalized software costs (5)	—	—	3,959	—
Tax on above	(225)	(791)	(6,850)	(1,936)
Adjusted net income	$12,940	$5,304	$11,708	$10,747
(1)
Amount reflects employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amount represents the legal fees incurred related to the issued and subsequently withdrawn LCDs.
(3)
Amount represents the compensation expenses related to retention for those sales employees impacted by the issued and subsequently withdrawn LCDs.
(4)
Amount reflects the impairment of a purchased building and associated unfinished construction work.
(5)
Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Non-GAAP Operating Income (Loss)

Non-GAAP operating income (loss) is defined as GAAP income (loss) from operations plus (i) amortization of intangible assets, (ii) restructuring charges, (iii) legal fees related to the issued and subsequently withdrawn LCDs, (iv) compensation expenses related to retention for sales employees impacted by the issued and subsequently withdrawn LCDs, (v) impairment of a purchased building and improvements and (vi) write-down of capitalized software costs.

The following table presents a reconciliation of GAAP income (loss) from operations to non-GAAP operating income, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited, in thousands)
Income (loss) from operations	$6,242	$8,050	$(11,502)	$13,794
Amortization of intangible assets	834	1,229	2,569	3,688
Restructuring charge (1)	—	95	—	1,878
Legal fees (2)	—	1,182	—	1,182
Sales retention (3)	—	422	—	422
Impairment of building and improvements (4)	—	—	18,842	—
Write-down of capitalized software costs (5)	—	—	3,959	—
Non-GAAP operating income	$7,076	$10,978	$13,868	$20,964
(1)
Amount reflects employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amount represents the legal fees incurred related to the issued and subsequently withdrawn LCDs.

(3)
Amount represents the compensation expenses related to retention for those sales employees impacted by the issued and subsequently withdrawn LCDs.
(4)
Amount reflects the impairment of a purchased building and associated unfinished construction work.
(5)
Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Projected EBITDA and Adjusted EBITDA

[The following table presents a reconciliation of projected GAAP net income (loss) to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2024:

	Year Ended December 31,
	2024L	2024H
Net income (loss)	$(12,300)	$(600)
Interest expense, net	3,000	3,000
Income tax expense	(8,000)	(4,000)
Depreciation and amortization	13,000	13,000
Amortization of intangible assets	3,000	3,000
EBITDA	$(1,300)	$14,400
Stock-based compensation expense	10,000	10,000
Impairment of building and improvements	19,000	19,000
Write-down of capitalized software costs	4,000	4,000
Adjusted EBITDA	$31,700	$47,400

Projected Adjusted Net Income (Loss)

The following table presents a reconciliation of projected GAAP net loss to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2024:

	Year Ending December 31,
	2024L	2024H
Net income (loss)	$(12,300)	$(600)
Amortization of intangible assets	3,000	3,000
Impairment of building and improvements	19,000	19,000
Write-down of capitalized software costs	4,000	4,000
Tax on above	(7,000)	(7,000)
Adjusted net income	$6,700	$18,400

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income (loss), Adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2024 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the recently proposed LCDs); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) any resurgence of the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; (12) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (13) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2023 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

communications@organo.com